EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Provident Bankshares Corporation on Form S-3 of our report dated January 18, 1995, on our audits of the consolidated financial statements as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in Provident Bankshares Corporation's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



                                     COOPERS & LYBRAND, L.L.P.



Baltimore, Maryland
September 22, 1995